UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☑      Soliciting Material Pursuant to Rule 14a-12
BELLSOUTH CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Employee Q&A’s regarding ‘Good Reason’
(For Director-level and Above Managers)
Q: I understand that there are different definitions of the term “good reason” in connection with different severance related entitlements. What is that all about?
A: For two years following the closing of the merger, AT&T has agreed to maintain a severance plan providing severance pay and other benefits in the event of a qualifying termination of employment of BLS employees. The severance pay and benefits are called for under the terms of the merger agreement with AT&T. In addition, pre-existing grant agreements under which BellSouth restricted stock and restricted stock units (RSUs) have been awarded provide for accelerated vesting upon a qualifying termination of employment within two years after a change in control of BellSouth.
In determining whether a termination of employment is a qualifying termination for these special entitlements, both the severance plan and the restricted stock and RSU award agreements use the term “good reason.” Good reason describes certain circumstances in which an employee has the ability to quit (although not officially terminated by the Company) with entitlement to the severance benefits or accelerated restricted stock and RSU vesting. The restricted stock and RSU grant agreements have a more narrow definition of good reason than was agreed to with AT&T for purposes of the other severance benefits.
For complete definitions of “cause” and “good reason” from governing documents, refer to the Compensation Summary Sheet applicable to you that can be found at (hotlink will be inserted here to refer employees to term sheets already approved/posted/filed on secure website).
Q: I heard that if I am told that I have to relocate more than 50 miles and I give notice to the Company that I intend to separate for “good reason” that I may be entitled to AT&T severance plan benefits, but that my restricted stock and restricted stock units (RSUs) will NOT vest upon separation. Is that correct?
A: That is correct. “Good reason” as defined for purposes of the severance plan described in the merger agreement includes certain relocations and applies for purposes of the severance plan benefits. Since relocation is not a component of “good reason” as defined in the grant agreements and/or applicable shareholder approved stock plan, restricted stock or RSUs will not vest in this situation.
Q: As a follow-up to the relocation “good reason” question above, does that also mean that if I claim (and AT&T agrees with my claim) that I have “good reason” solely by virtue of not being assigned to a comparable position, that my restricted stock and restricted stock units (RSUs) would not vest?
A: That is correct. Since good reason under the applicable grant agreements and/or stock plans does not include failure to maintain in a comparable position, the individual’s shares/units in the above situation would not vest upon separation on that basis. If, however, the assignment involved a reduction in base pay or other change qualifying as good reason under the equity award agreements, the individual’s restricted stock and RSUs may vest.

Q: In the definition of “good reason” under the AT&T severance plan, what does the language “a change of less than three levels in the position to which the participant reports” mean in the description of a “comparable position”?
A: Generally, for director level and above managers, good reason will be triggered under the severance plan by a failure to maintain the individual in a “comparable position.” A comparable position is one that does not result in a significant, adverse change in the employee’s duties, responsibilities or position; provided that, among other things, a change of less than three levels in the position to which the employee reports is not good reason. “Levels” as the term is used here refers to one’s reporting relationship relative to the CEO of the company. For instance, if a manager reported to someone who was four levels down from the CEO immediately before the closing of the merger and following the merger was assigned to report to a manager who was six levels down from the CEO, then the manager would not on that basis have good reason.
Q: If I think I have “good reason” to invoke the terms of the severance plan as described in the previous questions, what do I have to do to qualify for the severance benefits?
A: “Good reason” is an event that occurs (or you have been given notice that will occur in the future) and violates one of the “good reason” protections in the severance plan. For directors and above, those protections include (see the appropriate Compensation Summary Sheet for your job grade for the precise, complete definitions):
1) Failure to maintain the employee in a generally comparable position
2) Certain failures to maintain compensation
3) Required relocation (more than 50 miles)
4) Failure by a successor company to maintain the severance plan
If someone thinks he or she has a basis for a claim of “good reason” under the severance plan, they must give AT&T notice of the event that they think constitutes “good reason” within 45 days of when they became aware (or should have reasonably become aware) of the event. AT&T then has 30 days from deliver of the employee’s notice of good reason to remedy the event if it so chooses. If the company fails to remedy the event within 30 days, then the individual must give final written notice of the intention to terminate under the severance plan within 15 days of the end of AT&T’s thirty day cure period and propose a termination date not later than 15 days (or a later date as AT&T may agree) after the date of the final written notice of termination.
If an employee believes that an event (or events) that constitutes good reason has occurred, it is important that the employee follow these notice provisions in order to protect and preserve his or her rights and entitlements.
Note that these notice provisions do not apply for purposes of claiming good reason under the restricted stock and restricted stock unit (RSU) awards.
Q: I have heard something about an excise tax being due on severance and other benefits related to the merger. Who is liable for those and what are the parameters of that tax?
A: Change in control related payments and entitlements of the top 250 most highly compensated individuals will have to be analyzed to see if they have an excise tax obligation under the Internal Revenue Code. If the value of an individual’s severance and related benefits associated with the merger exceed a safe harbor amount, an individual may be subject to the excise tax. The safe harbor amount is 2.99 times the average the previous 5 years of one’s total W-2 compensation. The Company currently expects this to be an issue for a relatively few of the senior managers and officers, and will be communicating with individual’s potentially affected by this tax over the next few months regarding this issue.

SUMMARY/OVERVIEW ONLY
THIS DOCUMENT PROVIDES ONLY SUMMARIES AND DESCRIPTIONS OF CERTAIN TERMS OF EMPLOYEE COMPENSATION AND BENEFIT PROGRAMS. COMPLETE, OFFICIAL TERMS OF ARRANGEMENTS DESCRIBED IN THIS DOCUMENT, INCLUDING THE DEFINITION OF TERMS SUCH AS “GOOD REASON”, ARE (OR WILL BE) REFLECTED IN OFFICIAL PLAN DOCUMENTS AND AGREEMENTS. THE FULL OFFICIAL DEFINITIONS OF “CAUSE” AND “GOOD REASON” UNDER VARIOUS PROGRAMS DISCUSSED IN THIS DOCUMENT ARE ATTACHED TO THE COMPENSATION SUMMARY SHEETS THAT (hotlink will be inserted here to refer employees to term sheets already approved/posted/filed on secure website). IN ALL CASES, THE OFFICIAL PLAN DOCUMENTS AND COMPANY POLICIES GOVERN AND ARE THE FINAL AUTHORITY ON THE TERMS OF THE PLANS AND PROGRAMS.
NOTE: In connection with the proposed merger, AT&T Inc. (“AT&T”) filed a registration statement on Form S-4 (Registration No. 333-132904), containing a joint proxy statement/prospectus of AT&T and BellSouth Corporation (“BellSouth”), with the Securities and Exchange Commission (the “SEC”) on March 31, 2006. Investors are urged to read the registration statement and the joint proxy statement/prospectus contained therein (including all amendments and supplements to it) because it contains important information. Investors may obtain free copies of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained without charge from AT&T at A T&T’s Web site (www.att.com ) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com ) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants is included in the registration statement and joint proxy statement/prospectus contained therein, and other relevant documents filed with the SEC.

3